As filed with the Securities and Exchange Commission on March 13, 2003

Registration No. 333-

United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAMBUS INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3112828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4440 El Camino Real

Los Altos, California 94022

(Address, including zip code, of Principal Executive Offices)

1997 Stock Plan

1997 Employee Stock Purchase Plan

(Full title of the plans)

John D. Danforth

Sr. Vice President, General Counsel

and Secretary

Rambus Inc.

4440 El Camino Real

Los Altos, California 94022

(650) 947-5000

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Katharine A. Martin, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value:
—Newly Reserved under 1997 Stock Plan, as amended on October 20, 1999 (the “1997 Plan”) (2)	2,311,705	$12.64(3)	$29,219,951.20	$2,364

—Newly Reserved under 1997 Employee Stock Purchase Plan (the “ESPP”) (4)	322,192	$10.74(5)	$ 3,460,342.08	$ 280

Total	2,633,897		$32,680,293.28	$2,644

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Shares”) which may become issuable under the 1997 Plan and the ESPP (collectively, the “Plans”) being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding Shares.

(2)	The 1997 Plan provides for an annual increase in the number of Shares reserved and available for issuance under the 1997 Plan equal to the lesser of (i) the number of Shares needed to restore the maximum aggregate number of Shares which may be optioned and sold under the 1997 Plan to 4,000,000 (after giving effect to a four-for-one split of the Registrant’s Common Stock effective June 15, 2000), (ii) four percent (4%) of the outstanding Shares, as of the last business day of such fiscal year, or (iii) a lesser number of Shares determined by the Board of Directors.

(3)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on March 11, 2003.

(4)	The ESPP provides for an annual increase in the number of Shares reserved and available for issuance under the ESPP equal to the lesser of (i) the number of Shares needed to restore the maximum aggregate number of Shares which may be sold under the ESPP to 1,600,000 (after giving effect to a four-for-one split of the Registrant’s Common Stock effective June 15, 2000), (ii) one percent (1%) of the outstanding Shares as of the last business day of such fiscal year, or (iii) a lesser number of Shares determined by the Board of Directors.

(5)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on March 11, 2003, multiplied by 85%, which is the percentage of the trading price applicable to purchases under the ESPP.

The contents of the Registrant’s Forms S-8 Registration Statements, Registration No.’s 333-86140, 333-48730, 333-93427, 333-67457, 333-38855, and 333-28597 dated April 12, 2002, October 27, 2000, December 22, 1999, November 18, 1998, October 28, 1997, and June 6, 1997, respectively, relating to the 1997 Stock Plan and the 1997 Employee Stock Purchase Plan are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

Exhibit Number	Description of Document
4.1*	1997 Stock Plan, as amended on October 20, 1999.

4.2**	1997 Employee Stock Purchase Plan.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in exhibit 5.1).

24.1	Powers of Attorney (included as part of the signature page of this registration statement).

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed December 22, 1999 (file No. 333-93427).
**	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed June 6, 1997 (file No. 333–28597).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Altos, State of California, on this 13th day of March, 2003.

RAMBUS INC.

By:	/s/ JOHN D. DANFORTH
John D. Danforth Sr. Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Geoffrey R. Tate and John D. Danforth, and each of them, as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign, and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, together with all schedules and exhibits thereto (ii) act on, sign, and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED:

Signatures	Title	Date

/s/ GEOFFREY R. TATE Geoffrey R. Tate	Chief Executive Officer and Director (principal executive officer)	March 13, 2003

/s/ DAVID MOORING David Mooring	President and Director	March 13, 2003

/s/ ROBERT K. EULAU Robert K. Eulau	Sr. Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)	March 13, 2003

/s/ WILLIAM DAVIDOW William Davidow	Chairman of the Board of Directors	March 13, 2003

/s/ BRUCE DUNLEVIE Bruce Dunlevie	Director	March 13, 2003

/s/ P. MICHAEL FARMWALD P. Michael Farmwald	Director	March 13, 2003

/s/ CHARLES GESCHKE Charles Geschke	Director	March 13, 2003

/s/ MARK HOROWITZ Mark Horowitz	Director	March 13, 2003

RAMBUS INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Description of Document
4.1*	1997 Stock Plan, as amended on October 20, 1999.

4.2**	1997 Employee Stock Purchase Plan.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in exhibit 5.1).

24.1	Powers of Attorney (included as part of the signature page of this registration statement).

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed December 22, 1999 (file No. 333-93427).
**	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed June 6, 1997 (file No. 333–28597).